Exhibit 10.31

English Translation

Asset Purchase Agreement

October 9, 2009

Asset Purchase Agreement

By and among

Huiyou Digital (Shenzhen) Co., Ltd.

And

Shenzhen Kuailefeng Software Development Co., Ltd.

Asset Purchase Agreement

THIS ASSET PURCHASE AGREEMENT (“this Agreement”) is made and entered into as of October 9, 2009 by and between:

(1)         Huiyou Digital (Shenzhen) Co., Ltd. (hereinafter referred to as “Party A”), a foreign capital enterprise established in Shenzhen, PRC, having its legal address at 14D, Cuilan Building, North Dongmen Road, Luohu District, Shenzhen;

(2)         Shenzhen Kuailefeng Software Development Co., Ltd. (hereinafter referred to as “Party B”), a company limited established in Shenzhen, PRC, having its legal address at B702, Tian An Science Park Building, Chegongmiao, Futian District, Shenzhen

(In this Agreement, Party A and Party B are collectively referred to as the “Parties” and individually as a “Party”.)

WHEREAS,

(1)         Party A has applied to the competent authority to engage in the technology development and technical service of computer software and hardware, investment consultancy of industrial projects; technology development, wholesaling, imports and exports of digital products and mechanical equipment as well as relevant auxiliary business (excluding the commodities subject to state-run trade; handle application procedures according to related state regulations if the commodities are subject to quotas, license management and other special regulations);

(2)         Party B is a limited liability company established in Shenzhen and validly existing. Its business scope covers technology development and sale of computer software & hardware and communications equipment; computer graphic design, graphic design, corporate image planning, information consulting (excluding personnel intermediary services and other restricted items); information service business (only limited to mobile network information service business);

(3)         Party A agrees to purchase from Party B, and Party B agrees to transfer to Party A, the assets of Party B related to the R & D of mobile phone games and mobile phone application software, upon the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained below, both parties hereby agree below:

1.               Definitions

Unless otherwise specified herein, whenever used herein, the following terms shall have the following meanings:

“This Agreement”	refers to the main body of this Agreement and its annexes hereto;

“Execution Date”	refers to the date of the formal execution of this Agreement indicated herein;

“Purchased Assets”

refers to the assets and related intellectual property to be sold by Party B to Party A hereunder, including software products, trademarks, domain names as well as the business contracts and some long-term equity investments related to such mobile phone game software (as set forth in Article 2);

“Intellectual Property”

refers to (including but not limited to) all patents, utility models, trade dress, copyrights, trademarks, domain names, software rights, inventions, discoveries, expertise, know-how, processes, trade secrets, etc. and related use rights, including media of any form relating to the above rights, e.g. written descriptions, graphic designs, design drawings, documents, CDs, etc., any rights similar to the above rights, and any similar rights and assets owned by Party B and relating to related businesses and Purchased Assets;

“Domain Name”	Refers to all the 4 Domain Names managed and used by Party B;

“Asset Purchase”	Refers to the purchase by Party A of Party B’s assets according to the provisions herein;

“Consideration”	Refers to the consideration that Party A shall pay to Party B pursuant to the provision of Article 4 herein;

“Closing”	Refers to the transfer and handover of Purchased Assets in accordance with the provisions of Article 6 herein;

“Business day”	Refers to any day except Saturdays, Sundays and other days when banks are specified by laws or authorized to close;

“PRC”

Refers to the People’s Republic of China (for the purpose of this Agreement, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan region, unless otherwise indicated by the context);

“PRC Laws”

shall mean the laws, regulations, decrees or other legally binding documents currently effective and to be implemented from time to time in the People’s Republic of China, and unless otherwise provided for herein, shall mean the amended or replaced laws, but excluding the laws and regulations of Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan.

2.      Purchased Assets

2.1           It is agreed by the Parties that Party A will purchase from Party B and Party B will transfer to Party A, the following assets, upon the provisions contained herein:

2.1.1                               Fixed assets

Party B shall deliver to Party A all the fixed assets related to research and development of mobile phone games and mobile phone application software. The list of the above fixed assets is set forth in Annex 1 hereto.

2.1.2                               Intellectual Property

Party B confirms that all the Intellectual Property owned by Party B (for the detailed list of Intellectual Property, please see Annex 2 hereto) relating to mobile phone games and mobile phone application software business include but are not limited to:

(1)  Software products

a) The six software copyrights owned by Party B and granted with computer software copyright registration;

b)     Software products owned by Party B for which research and development work has been completed and for which Party B is applying for software copyrights or for which Party B has not applied for software copyrights; software products purchased by Party B from third parties; software databases involving mobile phone games and mobile phone applications; all other information or data in written, electronic or any other forms.

(2) Trademarks

The three “KKFUN快乐风” trademarks for which Party B has applied for registration, but such application has not been approved.

(3) Domain names

Party B acknowledges that it currently manages and uses the following 4 domain name over which Party B has no ownership:

a) www.kkfun.com

b) www.kkfun.com.cn

c) www.kkfun.cn

d) www.kkfun.net

(4)             Other Intellectual Property

Other Intellectual Property owned by Party B or which Party B has the right to use, including but not limited to other trademarks, patents, expertise, computer software copyrights, designs, graphs, graphic markings (if any) and related system files, user files, product use manuals, flowcharts, charts, algorithms, other design documents, training manuals, program defects list, Q&A manuals or records of other user service questions and / or answers, or any other information relating to the use, operation, development, enhancement, maintenance, etc. of software.

2.1.3                                 Business contracts and business relationships

(1)             Party B agrees to endeavor to transfer all of its business contracts to Party A. Such business contracts include but are not limited to all agreements that are being performed, that are signed but not performed, that are to be signed and that are performed or expired but pending renewal. Specific transfer means: the new business contracts that Party B prepares to sign are directly signed by relevant parties; other business contracts are transferred to Party A after consent is obtained from other parties to such contracts.

For the list of the above business contracts that Party B is performing or has signed but is not performing, please see Annex 3 hereto.

(2)             Party B agrees to follow the provisions herein in transferring all of its customer resources and business partnerships to Party A.

2.1.4 Long-term equity investment

Party B holds 70% equity interests in Shenzhen TianshiJincheng Network Technology Co., Ltd.

2.2          Party B hereby confirms and warrants that the Purchased Assets transferred to Party A already include all the assets owned by Party B. If Party B owns other assets (including but not limited to other Intellectual Property) within the scope of Purchased Assets as agreed under Article 2 herein), such assets still belong to the Purchased Assets hereunder. Party B shall follow the terms and conditions specified herein in transferring all of such assets to Party A and the consideration for Party B to transfer such assets are still included in the consideration as agreed in Article 4 herein.

2.3           Party B agrees to provide Party A (or its designee) all the assistance needed by Party A for all the matters involving the protection and implementation of related Purchased Assets, including but not limited to signing all related documents for proving the related rights owned by Party A.

2.4           The Parties agree that the 80% equity held by Party B in Shenzhen Xinjidi Science & Technology Co., Ltd. is not included in the scope of the present asset purchase. Party B undertakes to transfer all such equity to the other Party before December 31, 2009.

3.      Staff Placement

3.1           In order to ensure that businesses related to the Purchased Assets are smoothly operated by Party A after acquisition is completed, Party A agrees to take over the staff of Party B as listed in Annex 4 hereto according to the provisions herein (if the staff listed in Annex 4 hereto change after the conclusion hereof and before Closing of assets Party A and Party B shall separately negotiate and determine this issue); Party B is responsible for following the provisions herein in arranging the above-mentioned staff for accepting the employment notices of Party A and working at Party A. At the same time, Party B hereby warrants that it will not solicit, seduce or otherwise make any of the above-mentioned staff refuse to work for Party A nor will it attempt to do so.

3.2           Party B shall terminate labor contracts with Party B’s staff listed in Annex 4 hereto by December 31, 2009. Party B ensures Party B’s shareholders and officers (i.e. Xiao Jian, Ma Zhiqiang, Zhang Zhigang, Han Jiqin and GaoLinhui) sign with Party A the labor contracts, confidentiality agreements and non-competition agreements on the date hereof. In principle, Party B shall ensure that Party B’s key employees sign new labor contracts and confidentiality agreements with Party A or any other third party designated by Party A before November 30, 2009 (if such employees refuse to do so, Party B shall explain the reasons to Party A); Party B’s ordinary employees will sign labor contracts and confidentiality agreements with Party A on the basis of freewill.

Party B shall ensure that Party B’s former employees temporarily not establishing employment relationship with Party A will provide labor service for Party A according to Party A’s instructions before they establish employment relationship with Party A.

3.3           Party A will observe the PRC laws and regulations and this Agreement in signing new labor contracts and confidentiality agreements with relevant staff as listed in Annex 4 hereto. After the new employment relationships take effect, Party A will be responsible for paying the above-mentioned staff’s salaries and remunerations and employee welfares and expenses as provided for in relevant laws and labor contracts. Before the new employment relations take effect, the same shall be borne by Party B.

3.4           It is hereby confirmed by Party B that, as employer, it has performed all the obligations for the staff listed in Annex 4 hereto as specified in the PRC laws, regulations and labor contracts. As of the date hereof, there is no pending or threatened labor dispute, arbitration or lawsuit. If any of above-mentioned staff raises any objection, arbitration or litigation in respect of the labor dispute occurring before working for Party A, Party B confirms that such issues shall be fully borne by Party B and unrelated to Party A.

4. Consideration

4.1           Amount of consideration: the Parties agree to determine the consideration of the Purchased Assets in Article 2.1 with the book value of the Purchased Assets as of August 31, 2009 as the reference. Through negotiations, the Parties agree that Party A pays Party B RMB 400,000 as the consideration for the purchase of the assets from Party B.

4.2           Preconditions for payment: the Parties agree that Party B will begin to pay the consideration to Party A after Party A confirms that Party B meets all the Closing conditions.

4.3           Method of payment: the Parties agree that the whole consideration will be paid in two installments, specifically below:

(1)         Within 15 working days after all the Closing conditions are fulfilled, Party A shall pay Party B 30% of the consideration, i.e. RMB 120,000;

(2)         Before December 31, 2009, Party A shall pay up the remaining portion of the consideration to Party B, i.e. RMB 280,000.

4.4           Adjustment of consideration: the Parties agree that if the scope of the Purchased Assets changes or Party B fails to arrange the staff listed in Annex 4 hereto to be employed for Party A pursuant to the provisions herein, the amount of consideration mentioned in Article 4.1 shall be adjusted accordingly. For specific adjustment, refer to Article 8 below.

5. Closing Conditions

5.1 In order to consummate the Closing hereunder, the Parties agree that the Closing conditions are as follows:

(1)         Party B’s PRC legal counsel has conducted a legal due diligence investigation in respect of the ownerhship of the present Purchased Assets and issued a legal opinion reasoanbly satisfactory to Party A in respect of the ownership of the Purchased Assets;

(2)         Party B has obtained all the necessary authorizations, approvals and permits according to relevant PRC laws and regulations, its articles of association and other legal documents, and is approved to transfer the Purchased Assets;

(3)         Party B’s overseas shareholder has completed the procedures concerning equity transfer and shareholder change, i.e. Kehui Development Co., Ltd. has lawfully and effectively become Party B’s shareholder.

6. Closing of the Purchased Assets

6.1           It is agreed by the Parties that the Closing of the Purchased Assets is as follows:

6.1.1                             Party B shall deliver to Party A the carbon copies of fixed assets and their purchase agreements, orders, invoices, bills and all other ownership and price documents in electronic, written and other forms.

6.1.2                             Intellectual Property described in Article 2.1.2 (if applicable):

(1)             Software copyrights: for the six software copyrights owned by Party B and for which computer software copyrights have been registered and the three software for which Party B is applying for computer software copyrights, the Parties agree to sign related software copyrights transfer agreements and software copyright applicant modification agreements according to relevant PRC laws, handle modification registrations at the State Copyright Protection Center and other relevant approving authority and complete the legal formalities required for changing the computer software copyright registration certificate owners and the software copyright applicants as Party A. Party B shall completely hand over to Party A other software products owned by or being developed by Party B and other software databases involving mobile phone games and mobile phone applications and all other information or data in written, electronic or other forms.

(2)             Trademarks: for the three trademarks “KKFUN快乐风” for which Party B has applied for registration but such application has not been approved yet, the Parties agree to enter into the registered trademark application right transfer agreements according to related PRC laws, handle transfer registration at the competent trademark authority and complete the procedures for changing the registered trademark applicant as Party A;

(3)             The Parties agree that Party B is responsible for obtaining the consent of domain name owners so that they sign the domain name owner change agreements with Party A.

6.1.3                             For the business contracts and business relationships described in Article 2.1.3 herein, Party B shall:

(1)             Be responsible for following the provisions herein in enabling the counter parties to business contracts to sign supplementary agreements with Party A for modifying the signing party as Party A and/or modifying transaction clauses or sign new business contracts with Party A, or directly sign business contracts with Party A;

(2)             Enable customers that have business partnerships with Party B to establish stable business relationships with Party A;

6.1.4                             For the long-term equity investment mentioned in Article 2.1.4, Party B shall complete the industrial and commercial change registration procedures of 70% equity of Shenzhen TianshiJincheng Network Technology Co., Ltd. before December 31, 2009 pursuant to the provisions herein.

6.2                   It is agreed by Party A and Party B that the above Closing is valid and irrevocable; that after completion of the above-mentioned Closing, Party A will become the legal owner of Purchased Assets and equities on and from October 1, 2009 and will fully own the possession, use, yield, disposal and other relevant legal rights regarding Purchased Assets and equities (unless otherwise specified herein), and Party B will no longer retain any ownership, intellectual property or any other property rights for the goodwill related to the assets or equities specified in Article 2 herein.

6.3                   The Parties shall exercise their best efforts to cause the fixed assets handover, handover of software codes of software products and relevant documents, signing of domain name owner change agreements, etc among the Closing matters mentioned in this Article to be completed before October 16, 2009; owner application change documents regarding six software copyrights, applicant change documents regarding three software copyrights, applicant change application documents regarding three trademarks and shareholder change application document regarding one long-term equity investment to be submitted to relevant competent authority before November 30, 2009. If not completed until then, Party A shall have the right to terminate this Agreement or waive the fulfillment by Party B of one or several Closing matters within the said term. In case of such waiver, the Parties may enter into a separate written agreement on the Closing contents and time.

7.      Further actions of Party A and Party B

7.1                   In order to complete the matters mentioned in Article 6.1 herein, the Parties shall actively cooperate with each other, including but not limited to signing and providing related documents, reaching related agreements, etc.

7.2                   Party B shall check all of its assets immediately after the signature hereof. If any related asset within the scope of Asset Purchase as agreed in Article 2 herein, Party B shall immediately notify Party A and transfer it to Party A according to the provisions herein.

7.3                   Party A shall have the right to, in its own discretion, transfer all or part of its rights and obligations hereunder to any third party. At that time, such third party shall enter into a supplementary agreement with Party B or enter into a new agreement. Party B undertakes that it will not make any objections and will not refuse to cooperate.

8.                  Consideration adjustment

8.1                   Circumstances for adjusting consideration

If agreed by Party A, the consideration may be adjusted accordingly when:

(1)         Any other asset that should be transferred among the Purchased Assets as agreed in Article 2 herein is discovered;

(2)         All or part of Purchased Assets cannot be completely delivered;

(3)         The persons listed in Annex 4 hereto are not arranged according to the provisions herein.

8.2                   Means for adjusting consideration

It is agreed by the Parties that, if any of the circumstances listed in Article 8.1 occurs, the Parties will separately negotiate according to the scope of actually Purchased Assets and select one of the following means for adjusting the amount of consideration:

(1)         Adjusting the amount of balance mentioned in Item (2) of Article 4.3 herein;

(2)         Party B will return the extra consideration to Party A.

9.      Representations, warranties and undertakings by the Parties

9.1                   Representations, warranties and undertakings by Party A

9.1.1                                 Party A is a corporate legal person lawfully established and existing and ensures that Party A is an entity legally qualified for acquiring the assets hereunder.

9.1.2                                 Party A has the right to execute this Agreement and perform all of its obligations hereunder. Upon execution, this Agreement will be legally binding on Party A.

9.1.3                                 Party A has obtained or will obtain all the necessary and valid authorizations for signing this Agreement, completing the transaction contemplated hereby, etc.

9.1.4                                 Neither the execution of this Agreement nor the performance of any of its obligations hereunder will violate any of its organizational documents or any laws, regulations, ordinances or any authorizations or approvals of any governmental organizations or departments.

9.1.5                                 Any of its warranties, representations and undertakings herein neither contains any untrue statement of material facts nor omit any material fact that is likely to make such statement misleading.

9.2                   Representations, warranties and undertakings by Party B

9.2.1                                 Party B is a corporate legal person legally established and existing and ensures that Party B is an entity legally qualified for acquiring the assets hereunder.

9.2.2                                 Party B has the right to sign this Agreement and perform all of its obligations hereunder. Upon being signed, this Agreement will be legally binding on Party B.

9.2.3                                 Neither signing this Agreement nor performing any of its obligations hereunder will violate any of its organizational documents or any laws, regulations, ordinances or any authorizations or approvals of any governmental organizations or departments.

9.2.4                                 Party B warrants that it legally owns the ownerships or use rights for all the Purchased Assets and further owns full and independent interests in and disposal rights for Purchased Assets. None of the assets to be sold hereunder will be subject to any guarantee in any form or to any right defects, contingent liabilities, third-party rights or other potential responsibilities or involve any dispute, arbitration or lawsuit specific to such assets, or limited by any other rights of refusal or similar rights. None of Party B’s possession, use, yield or disposal rights (incl. the transaction contemplated hereunder) for such Purchased Assets will infringe on any of the lawful rights of any third party or is questioned by or subject to any recourse of any third party. Party B’s selling Purchased Assets to Party A in accordance with the provisions herein will not be constrained by any right of refusal or any other right or limitation.

9.2.5                                 Party B warrants that none of the software copyrights uses any of third-party works, industrial markings or other intellectual achievements that are protected by intellectual property rights. In order to ensure the software copyrights involved in Purchased Assets are legally and effectively extended, Party B has provided and paid to relevant approving authorities relevant expenses in full.

9.2.6                                 Party B has truly, accurately and completely listed all the Intellectual Property owned thereby and relating to related businesses. Party B is the lawful owner or user of related Intellectual Property. If any third party in any form contributed to the research and development of any related intellectual property, Party B acknowledges that such contributions were completed on the entrustment of Party B and that Party B has made sufficient compensations for such contributions and that all the resulting Intellectual Property, rights or interests belong to Party B. At the same time, Party B warrants that no related intellectual property is (i) subject to any third-party right or (ii) restricted by any unregistered or unfinished transfer or any other disposal. Party B may freely dispose of the related Intellectual Property in the means specified herein and none of such disposals will breach any of Party B’s legal or contractual obligations. Party B has appropriately maintained related Intellectual Property, has timely applied for all applicable and renewable Intellectual Property and has delivered corresponding registration fees when related Intellectual Property expired. Party B’s rights attached to related Intellectual Property have not been questioned and have not been subject to any effective question or any threatening question or any circumstance that may result in questioning within 24 months before the execution of this Agreement. Neither Party B nor any related business will infringe or ever infringed on any third-party rights; no third party can declare any related intellectual property as invalid or unenforceable.

9.2.7                                 Party B has provided Party A with the true, comprehensive, accurate materials and information related to assets and there is no fact that is related to assets or may result in any material adverse impact and is not disclosed to Party A. None of the representations, warranties and undertakings made by Party B herein, including all the documents provided Party B to Party A, contains any untrue representation of any major fact or misses any significant fact that may mislead any of such representations.

9.2.8                                 The complete and accurate list of Purchased Assets provided by Party B to Party A completely and accurately discloses all the information and data relating to its businesses or Purchased Assets, including the information and data that may influence Party A’s willingness to buy or accept Purchased Assets in accordance with this Agreement. Such information, data, documents and all the representations, warranties and undertakings made herein are true, complete, accurate and do not contain any false or misleading content. Party B does not conceal from Party A any reasonable information that should be disclosed to Party A.

9.2.9                                 As part of related businesses, Party B owns or holds all the valid rights and/or permits relating to the use or to transfer all the computer software and other information technologies necessary as Purchased Assets. In the past 24 months there has been no interruption, data loss or similar incident relating to any computer software or any other information technology. In related information technologies there is no and there will not be any defect that may produce significant negative impact on any related business. Related information technologies have the capabilities and performances to meet related business requirements.

10.    Undertakings by the Parties

10.1            Party A’s undertakings

10.1.1                          it will timely pay Party B the consideration for Purchased Assets in accordance with the provisions herein.

10.1.2                          it will make and sign further actions, behaviors, issues and documents needed for performing the clauses herein so as to enable full achievement of all the expected objectives herein.

10.2            Party B’s undertakings

10.2.1                          Party B will make and sign further actions, behaviors, issues and documents needed for performing the clauses herein so as to enable full achievement of all the expected objectives herein.

10.2.2                          Unless otherwise agreed by the Parties, Party B undertakes that on and from the Closing Date it will no longer, directly or indirectly, through any third party, associated company, affiliate or any other entity, engage in any business or activity that is similar to or competes with any of the businesses of Party A. At the same time, Party B commits that it will not (i) take any job in any competitor; (ii) directly or indirectly hold any interests in any competitor; (iii) influence or try to influence any customers, suppliers, employees, consultants or any other third parties that still have contractual or business relationships with Party A so as to terminate or suspend any of such contractual or business relationships or reduce supplied commodities or services; or (iv) solicit or try to solicit Party A or Party A’s employees or consultants. For the purpose of this article, the term “competitor” refers to any individual, company or other entity that engages in any business or activity that is similar to or competes with related businesses. For the specific undertakings of Party B, please see Annex 5 hereto.

10.2.3                          Party B hereby, irrevocably and unconditionally, to the maximum extent permissible by law,

assigns, transfers and delivers to Party A all the Intellectual Property and all the related rights, property rights and interests it owns in the world relating to mobile phone games and mobile phone application businesses. Party B hereby acknowledges that Party B will not retain any remaining right, ownership or interest for or in any of such Intellectual Property.

10.2.4                          If Party B, for any reason, fails to assign and/or transfer any of the rights, property rights and interests mentioned under this article or if any of such assignments and/ or transfers is not approved by or registered (if applicable) with any related governmental organizations, Party B hereby grants to Party A (or its designee) an exclusive, irrevocable, permanent and worldwide permit which can be used for free to reproduce, develop, create, modify, revise, improve, enhance, recompile, translate, create derivatives from, manufacture, market, issue, publish, distribute, sell, license, sub-license, transfer, assign, disseminate and use related intellectual property rights.

10.2.5                          Party B commits to take all reasonable preventive measures to maintain the confidential nature of confidential information (please see Article 12.1 herein) in Party B’s related Intellectual Property.

11.    Other expenses

11.1            Party B shall solely bear the income taxes and other related taxes and expenses payable as a result of selling the Purchased Assets and shall fully perform its tax-paying obligations.

11.2            Each of the Parties hereto shall bear all the application costs, handling charges and other expenses and expenditures arising out of or relating to negotiations, drafting or completing this Agreement and all the issues expected herein. The other stipulations between the Parties, if any, shall apply.

12.    Confidentiality

12.1            Each party hereto shall keep strictly confidential the negotiation and signing of this Agreement and the clauses contained herein and all the information, documents, data, etc. (collectively referred to as “confidential information” herein) of the other party known as a result of performing this Agreement. Unless mandatorily specified in relevant laws, regulations or related governmental departments, neither party shall by action or inaction enable third parties that do not bear the confidentiality obligation (except the Parties and authorized persons) to use such confidential information, or to use the confidential information while while not performing the obligations hereunder.

12.2            Party B has the obligation to enable all of its personnel (including the personnel listed in Annex 4 hereto and those not listed in Annex 4 but work for Party B) and Party B’s agents, associated companies, affiliates (including but not limited the employees, agents, consultants, etc. of such affiliates), legal advisors, financial consultants and other intermediary organizations related to the acquisition of Purchased Assets and their personnel to bear confidentiality obligation for confidential information. If any of the above-mentioned personnel breaches any of the confidentiality obligations, Party B shall be regarded as breaching its confidentiality obligation.

12.3            The confidentiality obligations specified herein for each party will survive the termination of this Agreement.

13. Force majeure

13.1            “Force majeure” means any event, state or circumstance or any combination thereof after the execution of this Agreement, partially or wholly, preventing or unavoidably delaying any Party from performing its obligations hereunder to the extent that they are beyond the direct or indirect reasonable control of the affected Party and are reasonably unforeseeable and unpreventable after reasonable efforts when the affected Party signs this Agreement. Such events include but are not limited to flood, fire, drought, typhoon, earthquake and other natural disaster, traffic accident, strike, turmoil, riot, war (whether declared or not), acts or omissions of any governmental authorities and hacker attacks

13.2            The party claiming to be affected by a Force Majeure Event shall notify the other party of the occurrence of such Force Majeure Event in writing within the shortest possible time, and provide the other party with reasonable evidence for such Force Majeure Event and its duration by personal delivery or registered mail within fifteen (15) days after the occurrence of such Force Majeure Event. The party claiming that the Force Majeure Event has caused performance of its obligations hereunder impossible or impractical from an objective point of view is obligated to use all reasonable efforts to eliminate or mitigate the impact of such Force Majeure Event.

13.3            In the event that any Party or Parties hereto fail to perform their obligations hereunder due to a Force Majeure Event, the performance of such obligations shall be suspended for the duration of such Force Majeure Event. But force majeure event or its impact is terminated or eliminated, the Parties shall immediately resume the performance of the obligations hereunder. If any Party is unable to continue to perform this Agreement owing to force majeure and its impact, any Party shall have the right to terminate this Agreement.

14.    Liabilities for breach of agreement

14.1            If any of the following circumstances occurs, Party B will be regarded as having seriously defaulted and, in such a case, Party A has the right to immediately rescind this Agreement and request Party B to bear all the liabilities resulting from such default and compensate Party A for all the economic losses caused to Party A as a result, including but not limited to the litigation or arbitration expenses (including lawyers’ expenses) incurred as a result of lawsuits relating to such defaults or arbitration procedures.

(1)                     Party B hides from Party A any information on the Purchased Assets specified in Article 2 herein. Such information includes but is not limited to the scope, categories, quantities, value, registration, true statuses, etc. of Purchased Assets.

(2)                     All or part of the Purchased Assets delivered by Party B fails to conform to the provisions herein;

(3)                     Party B refuses to perform or fails to fully perform the delivery obligations specified in Article 6 herein.

(4)                     Party B breaches any of the provisions in Article 7.3 herein and does not agree to transfer or refuses to cooperate with Party A in transferring all or any part of the rights and obligations hereunder to third parties or change or changing the other party hereto to a third party, or sign or signing supplementary agreements or re-sign agreements with third parties.

14.2            Except as agreed above, after the signing of this Agreement, if either party directly or indirectly breaches, refuses to perform or incompletely performs any provision herein, or breaches any of its representations, warranties and undertakings herein, it shall be regarded as a default. In such a case, the non-breaching party may grant the breaching party a certain reasonable period during which the non-breaching party may request the breaching party to make remedies. If the breaching party fails to take any remedial actions within the above-said reasonable period of time, the non-breaching party shall have the right to rescind this Agreement and request the breaching party to bear all the resulting liabilities and to be responsible for all the economic losses caused by its default to the non-breaching party. Such economic losses include the litigation or arbitration expenses (including lawyers’ expenses) incurred as a result of lawsuits relating to such defaults or arbitration procedures relating to such defaults. The total amount of such economic losses shall not exceed the losses that the breaching party foresees or should foresee that may be caused to the non-breaching party as a result of breaching this Agreement.

15.    Effectiveness

15.1            This Agreement will take effect on and from the date on which it is signed by the Parties’ legal representatives or authorized representatives and affixed with their respective company seals.

16.    Governing law and settlement of disputes

16.1            The effectiveness, interpretation, performance of this Agreement, settlement of disputes, etc. shall be governed by the laws of the People’s Republic of China.

16.2           Any dispute arising out of or relating to this Agreement, including but not limited to the conclusion, binding force, performance, interpretation, liabilities for breach of contract, revision and termination of this Agreement shall be settled by the Parties hereto through friendly negotiation. If no agreement is reached within 30 days after the occurrence of a dispute, it shall be submitted to the China International Economic and Traded Arbitration Commission (CIETAC) for arbitration in Beijing in accordance with the arbitration rules that are valid at that time. The arbitral award shall be final and binding on the Parties.

16.3            During negotiation for dispute settlement, except for the matters in dispute, the Parties shall continue to perform the other terms herein.

17.    Modification, cancellation and termination

17.1            Party B hereby irrevocably permits Party A to at its own discretion assign to any third party or change the other party hereto to the said third party for all or any part of its rights and obligations hereunder.

17.2            Unless otherwise agreed herein, no modification of this Agreement shall take effect before it is jointly negotiated by the Parties and a written agreement is reached by and between the Parties. If no agreement is reached, this Agreement will continue to be valid and effective.

17.3            It is unanimously agreed by the Parties that a written agreement may be signed for the purpose of rescinding this Agreement.

17.4            Either party may rescind this Agreement if

(1)                     The other party breaches any of the preconditions for the Closing specified in Article 5 herein;

(2)                     The other party commits one of the serious defaults as described in Article 14.1 herein.

17.5            The Parties may terminate this Agreement in writing.

18.    General

18.1            All the representations, warranties and undertakings made by each party hereto to the other party hereto are complete and true as of the date of signature. Each party confirms that the other party signs this Agreement on the basis of such statements and warranties and regards such statements and warranties as the preconditions for this Agreement. After this Agreement takes effect, if any party discovers any circumstance that is inconsistent with any of the representations, warranties and undertakings made by the other party, the former will immediately disclose such issue to the other party. Either party hereto warrants to the other party to compensate the other party for all the losses, expenses, expenditures or other liabilities as a result of its breaching any of its representations, warranties and undertakings made to the other party.

18.2            Each of the representations, warranties and undertakings made by either party to the other party is separate and independent and, unless otherwise expressly stated herein, will not be prejudiced by any clause herein.

18.3            If any clause or any other provision herein becomes invalid, illegal or unenforceable according to relevant PRC laws, all other clauses and provisions herein shall remain fully valid and in force. When any clause or provision herein is judged as invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement and in an acceptable means honor the original intentions of the Parties as close as possible.

18.4            This Agreement is the entire agreement for all the contents involved herein and, together with all annexes hereto, constitutes the consistent representation for all the meanings of the Parties. This Agreement replaces all the oral and written intentions, expressions, understandings made by the Parties before the date of signature for this Agreement regarding the transaction contemplated herein.

18.5            Unless otherwise specified by law, if either party hereto fails to exercise or delays in exercising any of its right hereunder, it does not constitute any waiver of such right. Separately or partially exercising such rights does not hinder it from exercising any of its other rights, powers or privileges.

18.6            The headings of all paragraphs are for the convenience of reading only and do not influence the meanings or interpretations of this Agreement.

18.7            Unless otherwise indicated herein, references to articles, clauses and annexes are to the clauses and annexes herein.

18.8            Any notice required to be given or made hereunder shall be addressed at the following address and number by personal delivery, fax or registered airmail, unless any Party has given the other Party written notice of its changed address and number. Any such notice shall be deemed served, if sent by registered airmail, within 5 days after posting; or if delivered by personal delivery or transmitted by fax, on the next day. If the notice is transmitted by fax, its original shall be mailed by registered airmail or delivered by personal delivery to the other Party immediately after transmission.

To Party A:

Attn.: Executive Director

Address: 14D, Cuilan Building, North Dongmen Road, Luohu District, Shenzhen;

Email:

To Party B: Ma Zhiqiang

Address: B702, TianAn Science Park Building, Chegongmiao, Futian District, Shenzhen

Email:

18.9            The Parties may sign written supplementary agreements for this acquisition of assets and related issues. Any supplementary agreement shall have the same legal force and effect as this Agreement.

18.10     All the annexes hereto constitute an integral part hereof and have the same legal force and effect as this

Agreement.

18.11 This Agreement has two counterparts, one for each of Party A and Party B and both having the same legal force and effect.

(REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK)

(No text in this page. Signature page to the Asset Purchase Agreement)

Party A: Huiyou Digital (Shenzhen) Co., Ltd.

Legal representative (or authorized representative):	/s/
[affixed with company chop]

Party B: Shenzhen KUAILEFENG Software Development Co., Ltd.

Legal representative (or authorized representative):	/s/
[affixed with company chop]

Annex 1 Detailed List of Fixed Assets (as of August 31, 2009)

S/N	Name of fixed asset	Department	Date of purchase
Computers
1	Samsung Notebook R25		May 2007
2	IBMX61	Management Dept.	August 2008
3	IBMX61	Management Dept.	August 2008
4	Desktop PC	Financial Dept.	August 2008
5	Desktop PC	Single PC Dept.	August 2008
6	Desktop PC	Single PC Dept.	August 2008
7	Writing pad	Single PC Dept.	August 2008
8	IBMX61	Single PC Dept.	August 2008
9	Samsung Notebook R25	Single PC Dept.	August 2008
10	Desktop PC	Single PC Dept.	August 2008
11	Samsung Notebook R25	Single PC Dept.	August 2008
12	IBMX61	Single PC Dept.	August 2008
13	IBMX61	Single PC Dept.	August 2008
14	IBMX61	Single PC Dept.	August 2008
15	Desktop PC	Single PC Dept.	August 2008
16	IBMX61	Commercial Dept.	August 2008
17	Writing pad	Commercial Dept.	August 2008
18	IBMX31	Commercial Dept.	August 2008
19	IBMX31	Commercial Dept.	August 2008
20	IBMX31	Commercial Dept.	August 2008
21	M176	Networking Dept.	August 2008
22	Toshiba	Networking Dept.	August 2008
23	Desktop PC	Networking Dept.	August 2008
24	Desktop PC	Networking Dept.	August 2008
25	Samsung Notebook R25	Networking Dept.	August 2008
26	IBMX61	Networking Dept.	August 2008
27	IBMX61	Networking Dept.	August 2008
28	Desktop PC	Networking Dept.	August 2008
29	IBMX31	Commercial Dept.	August 2008
30	Samsung Notebook R25	Single PC Dept.	August 2008
31	Lenovo R25	Single PC Dept.	August 2008
32	IBMX31	Shanghai Office	August 2008
33	IBMX61	Shanghai Office	August 2008
34	Computer		September 2008
35	IBMX31	Commercial Dept.	October 2008
36	Desktop PC	Single PC Dept.	October 2008
37	Computer	Single PC Dept.	January 2009

38	Desktop PC	Single PC Dept.	March 2009
39	PC	As per the list	March 2009
40	PC	As per the list	April 2009
41	PC	Xu Cheng	May 2009
42	PC	GaoLinhui	May 2009
43	PC	Lai Lili	May 2009
44	PC	Liu Zhidong	May 2009
45	PC	XuHongwei	May 2009
46	PC	Gong Ping	May 2009
47	5 PCs	As per the list	June 2009
48	1 PC	As per the list	June 2009
49	2 PCs	As per the list	June 2009
50	PC monitor	Liao Haiyan	June 2009
51	3 PCs	As per the list	June 2009
52	5 PCs	As per the list	June 2009
53	1 monitor	GaoLinhui	June 2009
54	1 PC	Commercial Dept.	July 2009
55	1 PC	Commercial Dept.	July 2009
56	1 PC	Tan Chongjun	July 2009
57	1 PC	Huang Minhui	July 2009
58	1 PC	Qin Wenli	July 2009
59	1 PC	Chen Jian	July 2009
60	1 PC	Wang Guojun	August 2009
61	1 PC	Xiao Jinwen	August 2009
Other electronic assets
62	Mobile phone		May 2007
63	2 air conditioners		October 2007
64	One Dell server		June 2008
65	One Dell server		September 2008
66	Two Dell servers		September 2008
67	Two Dell servers		September 2008
68	Router		February 2009
69	Exchange		February 2009
70	One Dell server		March 2009
71	One Dell server		May 2009
72	Camera for computer room		June 2009
73	Two exchanges		June 2009
74	One Santak UPS battery package		June 2009
75	Two server monitors		June 2009
Office assets
76	2 air conditioners		July 2008
77	4 air conditioners		August 2008

78	Office furniture	August 2008
79	One batch of office furniture	February 2009
80	One batch of office furniture	April 2009
81	3-in-1 printer	May 2009
82	One batch of furniture	August 2009
83	Air conditioner	August 2009

Annex 2 Detailed List of Intellectual Property

I. Software Products

1. Six software copyrights for which computer software copyrights have been registered

S/N	Software name	Number	Registration No.	Method of right acquisition	Scope of right	Date of initial release	Permit issuing date
1	Ultimate Mission game software V2.55	RuanZhuDengZi No.104035	2008SR16856	Original acquisition	All rights	October 14,2007	August 22,2008
2	Magic Ball game software V2.55	RuanZhuDengZi No.104036	2008SR16587	Original acquisition	All rights	May 21, 2007	August 22,2008
3	Dandan Great Escape game software V2.55	RuanZhuDengZi No.104037	2008SR16858	Original acquisition	All rights	August 22,2007	August 22,2008
4	KKFUN Terror Island Escape game software V2.55	RuanZhuDengZi No.127077	2009SR00898	Original acquisition	All rights	August 29,2008	January 6,2009
5	KKFUN Douwan game software V2.55	RuanZhuDengZi No.127629	2009SR01450	Original acquisition	All rights	November 17,2008	January 8 2009
6	KKFUN Underground City Adventure game software V2.55	RuanZhuDengZi No.127628	2009SR01449	Original acquisition	All rights	May 19,2008	January 8,2009

2. Other Software Products

S/N	Proposed software name	Handover	Status
1 2 3	The Mummy Returns Air Adventure Thought Reading Decoding	Software code	R & D work has been completed. Applying for software copyright registration.
4	Jindan Lottery King	Software code	R & D work has been completed. No application for software copyright registration has been submitted.
5 6	Gold Miner Underwater World	Software code, transfer agreement	Right to use software copyright purchased from third parties
7	Call of Duty

II. Trademarks under application for registration

Trademark name	Application No.	Category	Scope of registered commodities	Date of application	Agent	Remarks
	7328844	9

Computer software (already recorded): computer game software; computer peripherals; handheld phone; visual phone; telephone repeater; communications equipment; complete-set handheld tools for telephone; game machine connecting to display or monitor; computer program (software can be downloaded)

KKFUN快乐风	7328843	38

Information transmission: telephone communications; computer-aided information and image transmission; telephone communications; computer terminal communications; telecom information; providing telecom connection service with global computer network; providing user access service to global computer network (service provider); providing telecom channel for telephone shopping; providing database access service.

				April 16,2009	Shenzhen Zhikeyou Patent & Trademark Firm	Trademark registration under review

	7329055	42

Computer software design, computer software update, computer software upgrading, computer software maintenance, computer software lease, computer system analysis, conversion of tangible data and documents into electronic media, computer software installation, computer software consulting, computer virus prevention service

Annex 3 of List of Contracts Being Performed or Signed but Not Performed

1. Prefabrication technology cooperation agreements for mobile phone games/WAP video products

(1)    Royalty Mode

S/N	Contract name	Counterparty	Signing date & contract term	Remarks
1	Prefabrication Technology Cooperation Agreement for Mobile Phone Games and WAP Video Products (Royalty Mode)	Shenzhen HuanyaHuixin Information Consulting Co., Ltd.	20081025; 20081025 — 20101025
2	Built-in Cooperation Agreement for Mobile Phone Terminals	Shenzhen KemengtaiTechnology Co., Ltd.	20070821; 20070816 — 20080815	The valid term of this Agreement has expired.
3	Agency Cooperation Agreement for Mobile Phone Game Products	Shenzhen Bozhong Communications Technology Co., Ltd.	20070428 20070401 - 20100331

(2)Sales Volume Mode

S/N	Contract name	Counterparty	Signing date & contract term	Remarks
1	Prefabrication Technology Cooperation Agreement for Mobile Phone Games and WAP Video Products (Sales Volume Mode)	Shenzhen HuanyaHuixin Information Consulting Co., Ltd.	20081025 20081025 - 20101025
2	Prefabrication Technology Cooperation Agreement for Mobile Phone Games and WAP Video Products (Sales Volume Mode)(Contract No.: B-SZ-NEDAN-XUNRUI -XL20090407-012)	Shenzhen Xunrui Communications Co., Ltd.	20090423 20090408 — 20120407
3	Prefabrication Technology Cooperation Agreement for Mobile Phone Games (Sales Volume Mode)(B-SZ-BOBO- MINGTANG-MT-20090401-078)	Shenzhen Xunrui Communications Co., Ltd.	20090408 20090401 — 20120331
4	《Prefabrication Technology Cooperation Agreement for Mobile Phone Games (Sales Volume Mode)(B-SZ-AVLIN-LONGYU-XL-20090323-074)	Shenzhen Longyu Century Technology Co., Ltd.	20090324 20090323 — 20120322
5	《Prefabrication Technology Cooperation Agreement for Mobile Phone Games (Sales Volume Mode)(B-SZ-BOBO-KEYUNTONG-XL-20090320-073)	Shenzhen Kerun Communications Technology Co., Ltd.	20090320 20090320 — 20120319
6	《Prefabrication Technology Cooperation Agreement for Mobile Phone Games (Sales Volume Mode)(B-BJ-LIQI-YIZHIXUN-XL-20090227-057)	Tianjin Yizhixun Digital Technology Co., Ltd.	20090309 20080415 — 20110414
7	《Prefabrication Technology Cooperation Agreement for Mobile Phone Games (Sales Volume Mode)》 (B-SH-DAVID-BEISHANG-XL-20090212-047)	Shanghai BeishangCommunications Technology Co., Ltd.	20090212 20090212 - 20100211
8	《Prefabrication Technology Cooperation	Shanghai Fufeng	20090206

	Agreement for Mobile Phone Games (Sales Volume Mode)(B-SH-CHRIS-FUFENG-XL-20090204-043)	Information Technology Co., Ltd.	20090204 — 20110203
9	Prefabrication Technology Cooperation Agreement for Mobile Phone Games (Sales Volume Mode) B-SH-DAVID-AOXUN-XL-20090204-044)	Shanghai Aoxun Information Technology Co., Ltd.	20090219 20090204 — 20120203
10	Prefabrication Technology Cooperation Agreement for Mobile Phone Games (Sales Volume Mode) (B-SZ-ZMY-LINGXUNTONG-XL-20090106-035)	Shenzhen LingxunDashi Co., Ltd.	20090106 20090106 — 20120105
11	Cooperation Agreement for Built-in Technology of Mobile Phone Game (Contract No.: B-SH-CHRIS-YITIAN-XL-20081224-027)	Shanghai Yitian Communications Technology Co., Ltd.	20081226 20081225 - 20101224
12	Cooperation Agreement for Built-in Technology of Mobile Phone Game (Contract No.: B-SH-CHRIS-KUNLONG-XL-20081224-027)	Shanghai Kunlong Communications Technology Co., Ltd.	20081224 20081224-20111223
13	Cooperation Agreement for Built-in Technology of Mobile Phone Game (Contract No.: B-SH-BARON-OFU-XL-20081219-024)	Shanghai OufuCommunications Technology Co., Ltd.	20081219 20081219-20091218
14	Cooperation Agreement for Built-in Technology of Mobile Phone Game -Mobile Phone Manufacturer or Solution Provider -Sales Volume Mode	Shanghai Chenger Electronic Technology Co., Ltd.	20081103 20081028-20091028
15	Cooperation Agreement for Built-in Technology of Mobile Phone Game -Mobile Phone Manufacturer or Solution Provider	Shenzhen XinglianqiaoTechnology Co., Ltd.	20081104 20081101-20111030
16	Cooperation Agreement for Built-in Technology of Mobile Phone Game -Mobile Phone Manufacturer or Solution Provider -Sales Volume Mode	Shanghai Dechen Electronic Technology Co., Ltd.	20081103 20081101-20091031
17	Cooperation Agreement for Built-in Technology of Mobile Phone Game -Mobile Phone Manufacturer or Solution Provider -Sales Volume Mode	Shenzhen Jiulongfu Technology Development Co., Ltd.	20081013 20081013-20091013
18	Cooperation Agreement for Built-in Technology of Mobile Phone Game -Mobile Phone Manufacturer or Solution Provider -Sales Volume Mode	Shenzhen RuifengtongTechnology Co., Ltd.	20080905 20080904-20110904
19	Cooperation Agreement for Built-in Technology of Mobile Phone Game -Mobile Phone Manufacturer or Solution Provider	Shanghai Zhengze Information Technology Co., Ltd.	20080902 20080828-20110828
20	Cooperation Agreement for Built-in Technology of Mobile Phone Game -Mobile Phone Manufacturer or Solution Provider	Shanghai Ruijiake Communications Technology Co., Ltd.	20080916 20080904-20100903
21	Cooperation Agreement for Built-in Technology of Mobile Phone Game - Enterprise Agent	Beijing Wudong Space Media Technology Co., Ltd.	20080901 20080816-20100815
22	Cooperation Agreement for Built-in Technology of Mobile Phone Game -Mobile Phone Manufacturer or Solution Provider -Sales Volume Mode	Shenzhen Tangsi Technology Co., Ltd.	20080825 20080822-20110822
23	Cooperation Agreement for Built-in Technology of Mobile Phone Game -Mobile Phone Manufacturer or Solution Provider -Sales Volume Mode	Shenzhen Jingwei Technology Co., Ltd.	20080811 20080801-20110731
24	Cooperation Agreement for Built-in Technology	Shanghai Jiexun	20080818

	of Mobile Phone Game -Mobile Phone Manufacturer or Solution Provider -Sales Volume Mode	Technology Co., Ltd.	20080818-20110817
25	Cooperation Agreement for Built-in Technology of Mobile Phone Game -Mobile Phone Manufacturer or Solution Provider -Sales Volume Mode	Shenzhen Youxinda Communications Co., Ltd.	20080708 20080705-20110705
26	Built-in Agency Cooperation Agreement for Mobile Phone Games -Mobile Phone Manufacturer or Solution Provider -Sales Volume Mode	Shenzhen YingshengChuangfu Communications Development Co., Ltd.	20080604 20080531-20110530
27	Cooperation Agreement for Built-in Technology of Mobile Phone Game -Mobile Phone Manufacturer or Solution Provider -Sales Volume Mode	Shenzhen Beiyitong Technology Co., Ltd.	20080526 20080527-20090526
28	Cooperation Agreement for Built-in Technology of Mobile Phone Game -Mobile Phone Manufacturer or Solution Provider -Sales Volume Mode	Shenzhen Sanmu Communications Technology Co., Ltd.	20080510 20080510-20110509
29	Cooperation Agreement for Built-in Technology of Mobile Phone Game -Mobile Phone Manufacturer or Solution Provider -Sales Volume Mode	Shenzhen ZhongheWeiye Communications Co., Ltd.	20080423 20080423-20110422
30	Cooperation Agreement for Built-in Technology of Mobile Phone Game -Mobile Phone Manufacturer or Solution Provider -Sales Volume Mode	Shenzhen Huitong Century Mobile Technology Co., Ltd.	20080313 20080313-20110312

(2) SMS and WAP charging channel cooperation agreements

S/N	Contract name	Counterparty	Signing date & contract term
1	SMS Channel Agency Charging Cooperation Agreement	Beijing Wangxun Online Technology Co., Ltd.	20090326; six months
2	SMS Channel Virtual Operation Entrustment Agreement	Guangdong Xingmo Network Technology Co., Ltd.	20090305; one year
3	SMS Charging Channel Cooperation Agreement	Shenzhen Chuangshi Interaction Technology Co., Ltd.	20090209 20090201-20110201
4	Network-wide Mobile SMS Charging Channel Cooperation Agreement	Beijing TailiNaiteCommunications Technology Co., Ltd.	20081121 20081120-20111119
5	China Unicom Network-wide SMS Cooperation Agreement (CP-SMS-FC-0810-01)	Beijing TailiNaiteCommunications Technology Co., Ltd.	20081008 20081001-20090931
6	SMS Charging Channel Cooperation Agreement	Beijing Xingtianxia Information Technology Co., Ltd.	20080908 20080818-20100818
7	SMS & WAP Charging Channel Cooperation Agreement	Shenzhen PuweiTechnology Co., Ltd.	20070607 20070601-20100531

Annex 4 List of Staff Placement

S/N	Name	Gender	Position	Date of employment	Term of labor contract
Shareholders and officers
1	Xiao Jian	Male	Supervisor and Overseas Commercial Center Officer	/	/
2	Ma Zhiqiang	Male	Executive Director and CEO	20070514	/
3	Zhang Zhigang	Male	Supervisor	/	/
4	Han Jiqin	Male	CTO	20070613	20080613-20110612
5	Gao Linhui	Male	CO-CTO and Department Manager	20080610	20090605-20120604
Key employees
6	MengJianqin	Female	Officer	20090901	20080901-20110830
7	ZhengHuilan	Female	Cashier	20080901	20080901-20110830
8	Tan Chongjun	Male	Senior Engineer	20090709	20090709-20100708
9	Liang Yan	Female	VP and Product Department Officer	20080820	20090820-20120819
10	Dai Jinwen	Male	VP	20081027	Flexible term
11	Liu Qiuhua	Female	Officer	20070618	20090407-20120406
12	Xiao Pengcheng	Male	Shanghai Commercial Officer	20080327	20090605-20120604
Ordinary employees
13	Liao Haiyan	Female	Manager	20090531	20090531-20100530
14	Xiang Jinru	Male	Manager	20090803	20090803-20110802
15	Qin Wenli	Female	Financial Assistant	20090707	20090707-20100706
16	Xiao Zuoju	Male	Performance Salary Manager	20090603	20090603-20100602
17	Wang Huili	Female	HR Specialist	20090429	20090427-20090426
18	He Jincan	Female	Administrative Assistant	20090303	20090303-20100302
19	Song Liping	Female	Reception Desk Clerk	20090609	20090606-2-100608
20	Gong Ping	Male	Intermediate Development Engineer	20080605	20090605-20120604
21	Zhang Xibo	Male	Department Deputy Manager	20080605	20090605-20120604

22	Wang Zhihui	Male	Senior Development Engineer	20090413	20090413-20100412
23	He Zhongliang	Male	Senior Development Engineer	20090104	20090213-20100212
24	XuHongwei	Male	Development Engineer	20090521	20090521-20100520
25	ZhengYuxin	Male	Development Engineer	20090527	20090527-20100526
26	Wu Xuejiao	Female	Development Engineer	20090618	20090615-20100614
27	Ma Rui	Male	Department Manager	20080326	20090402-20120401
28	Yuan Qingwei	Male	Technical Support Engineer	20090311	20090311-20100311
29	Qin Anguo	Male	Technical Support Engineer	20090427	20090427-20100426
30	Tian Liming	Male	Technical Support Engineer	20090527	20090527-20100526
31	Zhang Xiaohao	Male	Technical Support Engineer	20090716	20090716-20100715
32	Shi Shunwang	Male	Technical Support Engineer	20090716	20090716-20100715
33	QianJiaye	Male	Technical Support Engineer	20090720	20090720-20100719
34	TuZhihui	Male	Software Engineer	20081021	20081021-20091020
35	Liu Yanhua	Male	Software Engineer	20080325	20090605-20120604
36	Liu Taohua	Female	Intermediate Software Engineer	20090320	20090320-20100320
37	Wang Junwu	Male	Senior Software Engineer	20090427	20090427-20100426
38	Long Zhiwu	Male	Senior Software Engineer	20090803	20090803-00100802
39	Jiang Guojun	Male	Senior Software Engineer	20090808	20090808-20100807
40	Xi Zhe	Male	Senior Product Manager	20070401	20090402-20120401
41	Zhu Yuanyuan	Female	Test Supervisor	20080602	20090605-20120604

42	Lai Lili	Female	Test Specialist	20090427	20090427-20100426
43	Huang Minhui	Female	Art Design	20080717	20090701-20100630
44	Li Wang	Male	Senior Test Engineer	20081212	20081212-20091211
45	XuYinting	Female	Art Design	20080710	20090710-20120709
46	Wang Xue	Female	Product Planning	20090608	20090608-20100607
47	Zhao Shuangjiao	Female	Test Specialist	20090615	20090615-20100614
48	Xiao Chunhui	Female	Test Specialist	20090701	20090701-20100630
49	Huang Peifeng	Male	Test Specialist	20090701	20090701-20100630
50	Chen Jian	Male	Product Operation Manager	20090727	20090727-20100726
51	XieJiewen	Male	Planning Manager	20090805	20090803-20100802
52	Zhou Ting	Female	Commercial Manager	20080729	20090729-20120728
53	XuHui	Female	Commercial Manager	20080808	20080808-20110807
54	Zhu Donghai	Male	Commercial Manager	20071101	20081101-20101031
55	Huang Rong	Female	Commercial Manager	20080317	20090605-20120604
56	He Dan	Female	Commercial Manager	20080320	20090605-20210604
57	NingJiwei	Male	Commercial Manager	20081006	20081006-20111005
58	Liu Lai	Male	Commercial Manager	20080514	20080514-20110513
59	Liu Shuai	Female	Commercial Manager	20090304	20090304-20120303
60	Cai Wei	Female	Commercial Manager	20090304	20090801-20120731
61	Liu Junrong	Male	Commercial Manager	20090701	20090701-20120630
62	Zhang Hao	Male	Commercial Manager	20090703	20090703-20120702
63	Zhao Yunfeng	Male	Commercial Manager	20090703	20090703-20120702
64	Zhang Sheng	Male	Commercial Manager	20081016	20081016-20111015
65	Niu Hailing	Female	Commercial Manager	20090629	20090702-20120701
66	Sha Ping	Male	Commercial Manager	20090702	20090702-20120701

67	Xiao Jinwen	Male	Commercial Officer	20090901	20090901-20100831
68	Wang Li	Female	Commercial Officer Assistant	20090622	20090622-20100621
69	Zhang Chao	Female	Commercial Manager	20090609	20090609-20110608

Annex 5 Undertaking of Non-competition

To: Huiyou Digital (Shenzhen) Co., Ltd.

We hereby unconditionally and irrevocably commit that, during the existence (including legal extension) of your company, unless prior written consent has been obtained from your company, we will not separately or jointly, on behalf of any persons, firms or companies (enterprises, units), directly or indirectly, in the capacity of partner, consultant or agent, to develop, run or assist in running, participate or engage in any business that competes or may compete against the business run by your company in any regions either in or outside China, or hold any equity or interest in any companies or enterprises that compete or may compete against the business run by your company, or otherwise engage in any business that competes or may compete with the business run by your company.

On and from the date of signing this letter of commitment, except for business contracts that are difficult to transfer to your company pursuant to the provisions of the Asset Purchase Agreement signed by your company and us, we will no longer run any business that may compete against the business of your company. At the same time, we warrant that, when the conditions exist for transferring the above-mentioned business contracts to your company, we will offer immediately assistance to your company in reaching supplementary agreements with the counter parties to such business contracts so that your company will become a party to such business contracts or re-sign agreements with such counter parties. Also, starting from that moment, we will no longer engage in any of the businesses as agreed in such business contracts.

If your company transfers all or part of your company’s rights and/or obligations under the Asset Purchase Agreement according to the provisions therein, or changes any party thereto to a third party, we will perform the same undertaking herein to that third party and re-issue a letter of undertaking.

If any of the above undertaking is proved to be untrue or is not followed, we will indemnify your company for all the direct and indirect losses and bear the corresponding legal liabilities.

Shenzhen KUAILEFENG Software Development Co., Ltd.

Legal representative (or authorized representative):	/s/

[affixed with company chop]

October 9, 2009